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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cray Inc., formerly known as Tera Computer Company, on Form S-8 of our report dated February 9, 2001 (March 28, 2001 as to Note 15) incorporated by reference in the Annual Report on Form 10-K/A, of Cray Inc. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Seattle, Washington
September 26, 2001